UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2019

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	WLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

2027 Notes Indenture

On July 9, 2019, William Lyon Homes, Inc. (“California Lyon”), a California corporation and a wholly owned subsidiary of William Lyon Homes, a Delaware corporation (“Parent”), completed the sale to certain purchasers (the “Offering”) of $300.0 million in aggregate principal amount of 6.625% Senior Notes due 2027 (the “Notes”), in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of July 9, 2019 (the “2027 Notes Indenture”), by and among California Lyon, Parent, the subsidiary guarantors party thereto (together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee.

Parent, through California Lyon, will use the net proceeds from the Offering, as well as cash on hand, to redeem $300.0 million in aggregate principal amount of California Lyon’s outstanding $350.0 million of 7.00% Senior Notes due 2022 (the “2022 Notes”).

Pursuant to the 2027 Notes Indenture, interest on the Notes will be paid semi-annually on January 15 and July 15, commencing January 15, 2020. The Notes will mature on July 15, 2027.

The Notes and the guarantees are California Lyon’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt, and senior in right of payment to all of California Lyon’s and the Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after July 15, 2022, California Lyon may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the 12-month period commencing on each of the dates as set forth below:

Year	Percentage
July 15, 2022	103.313%
July 15, 2023	102.208%
July 15, 2024	101.104%
July 15, 2025 and thereafter	100.000%

Prior to July 15, 2022, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, any time prior to July 15, 2022, California Lyon may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the 2027 Notes Indenture) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the 2027 Notes Indenture) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.625%, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by Parent.

If California Lyon experiences certain change of control events (as defined in the 2027 Notes Indenture), holders of the Notes will have the right to require California Lyon to repurchase all or a portion of the Notes at 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The 2027 Notes Indenture contains certain covenants limiting, among other things, the ability of Parent, California Lyon and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the 2027 Notes Indenture. The 2027 Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes will be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description of the 2027 Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2027 Notes Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 9, 2019, California Lyon issued an irrevocable notice of redemption (the “Notice”) with respect to the 2022 Notes. Pursuant to the Notice, California Lyon gave holders of the 2022 Notes notice that it will redeem $300.0 million in aggregate principal amount of the outstanding 2022 Notes on August 15, 2019 (the “Redemption Date”). The 2022 Notes have an outstanding principal balance of $350.0 million. The $300.0 million in aggregate principal amount of the outstanding 2022 Notes being called for redemption will be redeemed pursuant to the redemption provisions of the indenture, dated August 11, 2014, pursuant to which the 2022 Notes were issued (the “2022 Notes Indenture”). The redemption price will be equal to 100.000% of the principal amount of the 2022 Notes being called for redemption, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of July 9, 2019, among William Lyon Homes, Inc., as Issuer, the Guarantors and U.S. Bank National Association, as Trustee.

4.2	Form of 6.625% Senior Notes due 2027 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2019

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President and Chief Financial Officer